UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 4, 2010 (September 30, 2010)

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1775 Sherman Street, Suite 1200, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibits 99.1 & 99.2, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On September 30, 2010, SM Energy Company (the “Company”) announced that the Company’s Executive Vice President and COO, Jay Ottoson, will present at the Johnson Rice Energy Conference on October 6, 2010, at 1:30 pm Central time.  A copy of the press release is furnished as Exhibit 99.1 to this report.

On October 4, 2010, the Company issued a press release announcing that it has scheduled a teleconference call to discuss third quarter earnings results on November 3, 2010, at 8:00 am Mountain time (10:00 am Eastern time).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s website where the teleconference information will be available.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this report:
	Exhibit 99.1	Press release of the Company dated September 30, 2010, entitled SM Energy to Participate in Upcoming Investor Conference
	Exhibit 99.2	Press release of the Company dated October 4, 2010, entitled SM Energy Schedules Third Quarter 2010 Earnings Conference Call

                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SM ENERGY COMPANY

Date:	October 4, 2010	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller